EXHIBIT 1.0

Banca Fideuram

De-Merger of Fideuram Vita and
distribution agreement with
SanpaoloIMI "insurance newco."

Milan - May 20th, 2004

o    De-merger of Fideuram Vita

o    Fideuram Vita Valuation

o    The Distribution Agreement

o    Impact on BF Profitability

Highlights of the Transaction

Valuation                     Appraisal Value
Methodology         ->        (Embedded Value + Goodwill)

Valuation of the
99.8% stake in      ->        (euro) 678.6 mn
Fideuram Vita

Consideration       ->        Banca Fideuram minorities will
                              receive Sanpaolo IMI shares

Exchange Ratio      ->        0.0747 Sanpaolo IMI shares for
                              every Banca Fideuram share

De-merger           ->        4Q 2004
Effectiveness

Change in Banca Fideuram Group Structure

Pre-Reorganization       Post-Reorganization

Unaltered Business Model with Value Creation Upside

Unaltered Business Model

- Preservation of business model integrity
  - *Strong PB networks focused on financial advisory*
  - *Vertical integration that allows the full control of the business levers*
  - *Lean and efficient asset management factory that covers the whole value chain*
- Confirmation of Banca Fideuram traditional mission as independent financial advisor

The de-merger does not alter BF operating strengths and presents value creation opportunities

Value Creation Upside

- Increased focus on the core business of financial advisory, asset management and private banking
  - Lower exposure to financial and demographic risks; better operating leverage
  - No capital requirements needed to develop the insurance business, more demanding after Basel 2
- Enlarged insurance product portfolio following the distribution agreement with SPIMI “insurance newco.”

De-merger of Fideuram Vita 4 Banca FIDEURAM

Towards a New Expansion Phase

         2003                             2004                     2005 onward
   Exit from a 3-year                 Transition                   Expansion
financial markets crisis

Strategy

o AUM Rationalization         o Continuity of 2003 plan      o Detailed strategy to be
  (Focus on Managed Assets)   o New business system            presented by the end of
o Tight costs control                                          2004
o Integration of Sanpaolo
  Invest

Results

o Operating turnaround        o Results consolidation
o Strong M/L term value
  creation
o Reversal in profitability
  trend

o    De-merger of Fideuram Vita
o    Fideuram Vita Valuation
o    The Distribution Agreement
o    Impact on BF Profitability

Valuation Methodology
Main Method: Appraisal Value

The most appropriate method in order to determine the value of the stake according to a detailed analysis of the future development of Fideuram Vita, factoring-in the distribution agreement between BF and the SPIMI "insurance newco."

Adjusted Net Asses                        PV of future
       +           ->   Embedded Value +  New Business  = Appraisal
In-Force Value                            (goodwill)      Value

Control Method: Comparable Transactions Analysis
Price/Embedded Value multiples

Object of the Transaction

Fideuram Vita and Fideuram Assicurazioni main figures as at 31st Dec. 2003

Fideuram                                          Fideuram
Vita                                              Assicurazioni
--------                                          -------------
  10.4      Reserves * (euro bn)                     0.01
  2.1       2003 Gross Premiums Written (euro bn)    0.01
  440.0     Net Assets (euro mn)                     9.5
  35.3      Net Income (euro mn)                     1.0
* Net of re-insurance

In 1Q 2004 Banca Fideuram sold its 100% stake in Fideuram Assicurazioni to the subsidiary Fideuram Vita at a price of euro 20.2 mn with a goodwill of euro 10.7 mn

Life Embedded Value

(Figures as at 31st           Arising in   Arising in other   Total Life
Dec. 2003, euro mn)           Fideuram     BF companies       EV
                              Vita

Adjusted Net Assets           434          -                  434
Value of In-Force             179          482                661
Embedded Value
(before dividend payment)     613          482                1,095
Embedded Value
(after dividend payment)      604

De-merged part of VIF

Note: Figures include Fideuram Vita minorities

Adjusted Net Assets

(euro mn)                               31st Dec.
                                          2003
                                          ----
Net Assets                                440.0
- Non amortized acquisition costs         (2.5)
- Other intagible assets                  (2.8)
- Other                                   (0.8)
Adjusted Net Assets                       433.9

Note: figures include Fideuram Vita minorities and are before dividend payment

Value of In-Force
Fideuram Vita in-force value as of 31st Dec. 2003

(euro mn)
                        Before cost   Cost of   After cost   % on
                        of Capital    Capital   of Capital   Reserves

Traditional Portfolio   189.3          (34.0)   155.3        4.69
Unit Linked Portfolio   103.2          (79.8)   23.4         0.35
Index Linked Portfolio  2.6           (2.2)     0.4          0.07
Total Life Portfolio    295.1         (116.0)   179.1        1.72

Appraisal Value
Valuation Building Blocks

(euro mn)
Adj.         Value      Dividend   EV      PV of        Appraisal
Net Assets   In-Force   paid               future new   value
                                           business
                                           (goodwill)
433.9        179.1      -8.7       604.3   75.7         680.0

Note: figures include Fideuram Vita minorities

Consideration and Exchange Ratio

Transaction         o Banca Fideuram minority shareholders will be
Consideration         granted Sanpaolo IMI shares

                    o Stake in Fideuram Vita valued (appraisal value)
Exchange              euro 678.6 mn
Ratio               o Sanpaolo IMI valued euro 9.27 per share based on
                      1 month official price average (ex-dividend)
                    o Banca Fideuram minorities will receive 0.0747
                      Sanpaolo IMI share for every Banca Fideuram
                      share

o De-merger of Fideuram Vita
o Fideuram Vita Valuation
o The Distribution Agreement
o Impact on BF Profitability

Key Features of the Agreement (1)

                 o 6Y + 3Y of tacit renewal, unless parts give notice by the
Length             end of the fifth year

Mutual Funds     o The "underlying" of the UL policies will continue to be BF
underlying the     Mutual Funds
Unit Linked      o BF will retain the management and the asset allocation
policies           (existing business and future production)

                 o Exclusivity
Exclusivity,     o Non competition agreement on BF's:
competition,       - Branded products
products,          - Customers
service            - Financial Consultants
                 o Service Level Agreement

Key Features of the Agreement(2)

In-Force
Business       -> o Maintenance of previous conditions up to portfolio maturity

2004 New
Business       -> o Maintenance of previous conditions up to portfolio maturity

New Business
from 2005      -> o NEW CONDITIONS

Transformation -> o Current transformation policy from Traditional into Unit
                    Linked products confirmed for 2004 and 2005

Fees Interested by the Agreement

New distribution agreement:
Unit Linked New Business, starting from 2005

Entry Fees          100% BF                       (unchanged)     All in, Banca
                                                                  Fideuram
                                                                  retains
                    from 72.5% to 83.5% BF                        80-90%
Portfolio Fees      according to products'        (was 85%)    -> of total
                    capital absorption                            commissions
                                                                  paid by
Management Fees     100% BF                       (unchanged)     customers
(on underlying
Mutual Funds)

A simplified fees structure with a portion of portfolio fees that remains in the SPIMI "insurance newco." in order to remunerate operating costs and cost of capital

o De-merger of Fideuram Vita
o Fideuram Vita Valuation
o The Distribution Agreement
o Impact on BF Profitability

Pro-forma Impact on Consolidated 2003 Profitability

(euro mn, unless otherwise stated)
                                                             2003
                                                  2003       Re-stated
Shareholders' Equity                              1,012.4    579.1
Net Income                                        175.6      138.6
   - o/w Net Income from inv. carried at equity   37.0       -
ROE (%)                                           17.9       23.8
RARORAC* (%)                                      7.9        13.8
Shareholders' Value Creation                      77.3       80.5

* Risk adjusted Return on Risk adjusted Capital

The de-merger increases value creation and risk adjusted profitability thanks to improved efficiency in capital management

Pro-forma Impact on 2003 Capital Ratios

(%)                                                2003
                                     2003          Re-stated

Parent Company
BF Solvency Ratio                    43.7          37.3
BF Tier 1 Ratio                      33.3          25.7

Consolidated
Solvency Ratio (pro-forma)           15.3          32.1
Tier 1 Ratio (pro-forma)             12.3          21.6

The real impact of the de-merger in terms of capital absorption is represented by the pro-forma consolidated capital ratios

Life Insurance Profitability Going Forward

New Business
o Value of future new business barely affected (-5%)
o Strong growth of RARORAC from approximately 20% to 80%

In-Force +
New Business
o Lower exposure to:
  - financial risks (interest rates)
  - demographic risks
o Better operating leverage

Disclaimer

The information contained herein does not constitute an offer of securities for sale in the United States or offer to acquire securities in the United States.

The securities referred to herein have not been, and are not intended to be, registered under the U.S. Securities Act of 1933 (the
"Securities Act") and may not be offered or sold, directly or indirectly, into the United States except pursuant to an applicable exemption. The securities are intended to be made available within the United States in connection with the business combination pursuant to an exemption from the registration requirements of the Securities Act.

                                                                ***

The business combination described herein relates to the securities of foreign companies. The business combination is subject to disclosure and procedural requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, will be prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since
Sanpaolo IMI and Banca Fideuram are located in Italy, and some or all of their officers and directors may be residents of Italy or other foreign countries. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

This document has been prepared by Banca Fideuram solely for information purposes and for use in presentations of the Group's strategies. The information contained herein has not been independently verified. No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or opinions contained herein. None of the company, its advisors or representatives shall have any liability whatsoever
(in negligence or otherwise) for any loss howsoever arising from any use of this document or its contents or otherwise arising in connection with this document. The forward-looking information contained herein has been prepared on the basis of a number of assumptions which may prove to be incorrect and, accordingly, actual results may vary. This document does not constitute an offer or invitation to purchase or subscribe for any shares and no part of it shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The information herein may not be reproduced or published in whole or in part, for any purpose, or distributed to any other party. By accepting this document you agree to be bound by the foregoing limitations.

For further information about Banca Fideuram please visit our web site www.fideuram.it or contact Investor Relations +39 06 5902
2984 investor.relations@fideuram.it